EXHIBIT 16.1

                          MOORE & ASSOCIATES, CHARTERED
                            ACCOUNTANTS AND ADVISORS
                                PCAOB REGISTERED

                                                               December 20, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:

We have read the statements made by New Era Marketing, Inc., which we understand was filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of New Era Marketing, Inc., filed on December 13, 2006. We agree with the statements concerning our firm in Item 4.01 of such Form 8-K. We have no basis to agree or disagree with other statements made under
Item 4.01.

Very truly yours,


/s/ Moore & Associates, Chartered
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Moore & Associates, Chartered
Las Vegas, Nevada















    2675 S. Jones Blvd., Suite 109, Las Vegas, Nevada 89146 (702) 253-7511,
                              Fax: (702) 253-7501
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